UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2012

GANNETT CO., INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-6961	16-0442930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7950 Jones Branch Drive McLean, Virginia		22107-0910
(Address of Principal Executive Offices)		(Zip Code)

(703) 854-6000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Gannett Co., Inc. held its Annual Meeting of Shareholders on May 1, 2012. The voting results on the proposals considered at the Annual Meeting are provided below.

Proposal 1

The voting results on the proposal to elect ten nominees to the Company’s Board of Directors were as follows:

	For	Withhold	Broker Non-Vote
John E. Cody	164,216,074	2,243,646	28,097,870
Howard D. Elias	159,692,111	6,767,609	28,097,870
Arthur H. Harper	159,611,510	6,848,210	28,097,870
John Jeffry Louis	164,233,180	2,226,540	28,097,870
Marjorie Magner	159,658,112	6,801,608	28,097,870
Gracia C. Martore	164,070,651	2,389,069	28,097,870
Scott K. McCune	111,704,712	54,755,008	28,097,870
Duncan M. McFarland	159,476,929	6,982,792	28,097,870
Susan Ness	164,252,316	2,207,404	28,097,870
Neal Shapiro	164,144,188	2,315,532	28,097,870

Proposal 2

The voting results on the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year were as follows:

For	Against	Abstain	Broker Non-Vote
193,389,729	714,103	453,758	- 0 -

Proposal 3

The voting results on the resolution to approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers reported in the Company’s 2012 proxy statement were as follows:

For	Against	Abstain	Broker Non-Vote
153,475,170	11,483,326	1,501,715	28,097,380

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

GANNETT CO., INC.

By:	/s/ Todd A. Mayman
Todd A. Mayman
Senior Vice President, General Counsel and Secretary

Date: May 4, 2012